Exhibit 99.1

          Anne DeGheest Joins Immersion's Board of Directors

         Brings Entrepreneurial and Medical Industry Expertise

    SAN JOSE, Calif.--(BUSINESS WIRE)--March 5, 2007--Immersion
Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology, today announced the appointment of Anne DeGheest to its board of directors, effective March 1st.

    Ms. DeGheest has served since August 1986 as founder and principal of MedStars, an investment and executive management firm specializing in starting and developing new life sciences companies with innovative products and services which included Pyxis, Aspect Medical Systems, Visicu, Thermage and Pixel Optics. She also serves on the device screening committee of Life Science Angels, Inc., an angel investment group focused solely on biotechnology and medical device companies. From March through November 1998, she was an entrepreneur in residence at Institutional Venture Partners, a venture capital firm.

    From November 1998 to September 2002, Ms. DeGheest founded and served as president and chief executive officer of medpool.com, Inc., an e-commerce hospital procurement company. Previously, DeGheest was vice president of marketing at OmniCell Technologies, a leader in automated point-of-use management systems for medical supplies, and marketing director for Nellcor, a manufacturer of pulse oximetry and critical care solutions. DeGheest also held a sales and marketing management position in Raychem's Computer and Telecommunication Division. She has a Masters of Science in general engineering and business from the University of Brussels, Belgium and a Masters of Business Administration from Harvard University.

    "Anne's experience will be a great asset to our medical training, touchscreen, and mobile device product businesses," said Vic Viegas, Immersion CEO. "Her background and skills will help Immersion broaden market reach for our touch interface technologies."

    "I believe the medical industry can and will certainly benefit from integrating Immersion TouchSense(R) technology," said DeGheest. "The company is having success, and it seems the time has come for a much wider adoption by the medical community of training simulators with Immersion's touch feedback technology. I'm delighted to have the opportunity to help make it happen."

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion's technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion's patent portfolio includes over 600 issued or pending patents in the U.S. and other countries.

    Forward Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning formation of industry relationships, growth of product markets or sales, or consumer and market acceptance of force feedback products in general; proposed products or services; any statements regarding future economic conditions or performance; statements of belief; and any statement or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business which include, but are not limited to, delay in or failure to achieve commercial demand for our products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.

    For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in our most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect our beliefs and predictions as of the date of this release. We disclaim any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, the Immersion logo, and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

    CONTACT: A&R Edelman
             Alexandra Skillman, +1-650-762-2842
             askillman@ar-edelman.com